FOR IMMEDIATE RELEASE

Lear Contacts:
Ed Lowenfeld
(248) 447-4380

Tim Brumbaugh
(248) 447-1329

Lear Reports Third Quarter Results and
Increases 2023 Financial Outlook

SOUTHFIELD, Mich., October 26, 2023 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the third quarter 2023 and increased its full year 2023 financial outlook.

Third Quarter 2023 Highlights

•Sales increased 10% to $5.8 billion, compared to $5.2 billion in the third quarter of 2022
•Net income of $133 million and adjusted net income of $170 million, compared to $92 million and $140 million, respectively, in the third quarter of 2022
•Core operating earnings increased 14% to $267 million, compared to $235 million in the third quarter of 2022
•Earnings per share of $2.25 and adjusted earnings per share of $2.87, compared to $1.54 and $2.33, respectively, in the third quarter of 2022
•Net cash provided by operating activities of $404 million and free cash flow of $251 million, compared to $252 million and $112 million, respectively, in the third quarter of 2022
•Fifth consecutive quarter of year-over-year margin improvement in E-Systems
•Received more than twice as many J.D. Power 2023 U.S. Seat Quality and Satisfaction StudySM awards as any other seat supplier, with four best in segment and nine total awards
•Awarded first General Motors seat ventilation program, leveraging our strong customer relationships to accelerate growth in thermal comfort systems
•Launched complete seats for Stellantis conquest business for the Wagoneer and Grand Wagoneer premium SUVs
•Named a 2023 PACE award finalist for ReNewKnitTM, Lear’s premium and fully recyclable sueded seating surface material
•Cash and cash equivalents at quarter end of $980 million and total liquidity of $3.0 billion
•Accelerated share repurchases, returning $120 million of cash to shareholders through share repurchases and dividends

(more)

“Lear’s positive momentum continued in the third quarter with our fifth consecutive quarter of improved year-over-year results,” said Ray Scott, Lear’s President and Chief Executive Officer. “Our strategy to streamline our product portfolio and improve our financial performance in E-Systems is on track, as the division reported its highest operating margins in more than two years. In Seating, we were again recognized as a leader in quality by J.D. Power, third-party validation of Lear’s strength in operational excellence. We also received our first General Motors seat ventilation award, continuing the momentum of new business wins in thermal comfort systems. I am confident that the actions we are taking to provide innovative solutions for our customers and improve operational efficiency in both business segments will support continued above market growth, increased profitability and cash flow, and significant returns for our shareholders.”

Third Quarter Financial Results
(in millions, except per share amounts)

	2023	2022
Reported
Sales	$5,781.0	$5,241.2
Net income	$132.9	$92.3
Earnings per share	$2.25	$1.54

Adjusted(1)
Core operating earnings	$267.1	$234.6
Adjusted net income	$169.6	$139.5
Adjusted earnings per share	$2.87	$2.33

In the third quarter, global vehicle production increased by 4% compared to a year ago, with North America up 9%, Europe up 6% and China down 1%. Global vehicle production increased 8% on a Lear sales-weighted basis(2).

Sales in the third quarter increased 10% to $5.8 billion compared to a year ago. Excluding the impact of commodities, foreign exchange and acquisitions, sales were up 7%, reflecting increased production on key Lear platforms and the addition of new business in both of our business segments.

Core operating earnings were $267 million, or 4.6% of sales, compared to $235 million, or 4.5% of sales, in 2022. The increase in earnings resulted primarily from higher production on key Lear platforms and the addition of new business. In the Seating segment, margins and adjusted margins were 5.7% and 6.4% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 4.0% and 5.3% of sales, respectively.

Earnings per share were $2.25. Adjusted earnings per share were $2.87, up 23% compared to a year ago, primarily reflecting higher operating earnings.

In the third quarter of 2023, net cash provided by operating activities was $404 million, and free cash flow(1) was $251 million.

(1) For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

(2) The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and third quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Share Repurchase Program

During the third quarter of 2023, we repurchased 521,552 shares of our common stock for a total of $74.9 million. During the first three quarters of 2023, we repurchased 991,084 shares for a total of $138.0 million. At the end of the third quarter, we had a remaining share repurchase authorization of approximately $1.1 billion, which expires on December 31, 2024, and reflects approximately 14% of our total market capitalization at current market prices.

Since initiating the share repurchase program in 2011, we have repurchased 54.2 million shares of our common stock for a total of $5.0 billion at an average price of $92.42 per share. This represents a reduction of approximately 51% of our shares outstanding since the time we began the program.

Increased 2023 Financial Outlook

Below is our updated financial outlook, which has increased from the midpoint of our prior outlook. Our full year financial outlook assumes a $350 million sales impact from industry disruptions related to the ongoing UAW strike, including approximately $325 million in the fourth quarter. The financial impact from the UAW strike on full year sales is consistent with our prior outlook.

Full Year 2023 Financial Outlook
Net Sales	$23,100 million - $23,300 million
Core Operating Earnings	$1,085 million - $1,125 million
Adjusted EBITDA	$1,685 million - $1,725 million
Restructuring Costs	≈$125 million
Operating Cash Flow	$1,230 million - $1,270 million
Capital Spending	≈$675 million
Free Cash Flow	$555 million - $595 million

The industry volume assumptions underlying Lear’s 2023 financial outlook are derived from several sources, including internal estimates, customer production schedules and the most recent S&P Global Mobility production estimates for Lear’s vehicle platforms.

The financial outlook is based on a full year average exchange rate of $1.08/Euro and 7.02 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Third Quarter 2023 Conference Call and Webcast Information

A conference call and webcast will be held to discuss Lear’s third quarter 2023 financial results and related matters on October 26, 2023, at 8:30 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 7035224. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted depreciation and amortization,” “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the disposal of fixed assets and the non-service cost components of net periodic benefit cost. Adjusted depreciation and amortization represents depreciation expense and amortization of intangible assets adjusted for intangible asset impairment charges. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, excluding the settlement of accounts payable in conjunction with the acquisition of IGB, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, supply chain disruptions, labor disruptions, commodity prices, changes in foreign exchange rates, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's sales backlog. The Company's sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation
Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Lear’s diverse team of talented employees in 37 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks 189 on the Fortune 500. Further information about Lear is available at lear.com or on Twitter @LearCorporation.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	September 30, 2023	October 1, 2022
Net sales	$5,781.0	$5,241.2

Cost of sales	5,362.8	4,864.3
Selling, general and administrative expenses	182.5	163.9
Amortization of intangible assets	15.5	15.2
Interest expense	25.7	24.8
Other expense, net	5.8	18.1

Consolidated income before income taxes and equity in net income of affiliates	188.7	154.9
Income taxes	47.0	41.7
Equity in net income of affiliates	(10.4)	(6.0)

Consolidated net income	152.1	119.2
Net income attributable to noncontrolling interests	19.2	26.9

Net income attributable to Lear	$132.9	$92.3

Diluted net income per share attributable to Lear	$2.25	$1.54

Weighted average number of diluted shares outstanding	59.1	59.8

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Nine Months Ended
	September 30, 2023	October 1, 2022
Net sales	$17,625.7	$15,520.6

Cost of sales	16,320.5	14,482.3
Selling, general and administrative expenses	542.1	512.4
Amortization of intangible assets	47.4	55.5
Interest expense	76.1	74.6
Other expense, net	39.0	59.8

Consolidated income before income taxes and equity in net income of affiliates	600.6	336.0
Income taxes	134.1	85.6
Equity in net income of affiliates	(36.2)	(21.0)

Consolidated net income	502.7	271.4
Net income attributable to noncontrolling interests	57.5	61.2

Net income attributable to Lear	$445.2	$210.2

Diluted net income per share available to Lear common stockholders	$7.50	$3.50

Weighted average number of diluted shares outstanding	59.3	60.0

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	September 30, 2023	December 31, 2022
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$979.7	$1,114.9
Accounts receivable	4,041.2	3,451.9
Inventories	1,788.3	1,573.6
Other	928.5	853.7
	7,737.7	6,994.1
Long-Term:
PP&E, net	2,886.0	2,854.0
Goodwill	1,714.1	1,660.6
Other	2,275.9	2,254.3
	6,876.0	6,768.9

Total Assets	$14,613.7	$13,763.0

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$26.7	$9.9
Accounts payable and drafts	3,556.5	3,206.1
Accrued liabilities	2,117.9	1,961.5
Current portion of long-term debt	0.3	10.8
	5,701.4	5,188.3
Long-Term:
Long-term debt	2,742.1	2,591.2
Other	1,186.9	1,153.2
	3,929.0	3,744.4

Equity	4,983.3	4,830.3

Total Liabilities and Equity	$14,613.7	$13,763.0

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	September 30, 2023	October 1, 2022
Net Sales
North America	$2,381.4	$2,284.2
Europe and Africa	2,015.4	1,588.8
Asia	1,142.5	1,142.9
South America	241.7	225.3
Total	$5,781.0	$5,241.2

Content per Vehicle [1]
North America	$598	$636
Europe and Africa	$508	$432

Free Cash Flow [2]
Net cash provided by operating activities	$403.8	$252.1
Capital expenditures	(153.2)	(140.4)
Free cash flow	$250.6	$111.7

Core Operating Earnings [2]
Net income attributable to Lear	$132.9	$92.3
Interest expense	25.7	24.8
Other expense, net	5.8	18.1
Income taxes	47.0	41.7
Equity in net income of affiliates	(10.4)	(6.0)
Net income attributable to noncontrolling interests	19.2	26.9
Restructuring costs and other special items -
Costs related to restructuring actions	48.0	18.6
Acquisition costs	0.4	0.3
Impairments related to Russian operations	0.4	19.9
Insurance recoveries related to typhoon in the Philippines, net of costs	(3.5)	(0.6)
Other	1.6	(1.4)
Core operating earnings	$267.1	$234.6

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	September 30, 2023	October 1, 2022
Adjusted Net Income and Adjusted Earnings Per Share [2]
Net income attributable to Lear	$132.9	$92.3
Restructuring costs and other special items -
Costs related to restructuring actions	48.0	18.6
Acquisition costs	0.4	0.3
Other acquisition-related costs	—	10.6
Impairments related to Russian operations	0.4	19.9
Insurance recoveries related to typhoon in the Philippines, net of costs	(7.5)	(0.6)
Foreign exchange (gains) losses due to foreign exchange rate volatility related to Russia	(0.7)	0.8
Other	3.5	0.6
Tax impact of special items and other net tax adjustments [3]	(7.4)	(3.0)
Adjusted net income	$169.6	$139.5

Weighted average number of diluted shares outstanding	59.1	59.8

Diluted net income per share available to Lear	$2.25	$1.54

Adjusted earnings per share	$2.87	$2.33

Adjusted Depreciation and Amortization [2]
Depreciation and amortization	$151.9	$139.3
Less - Intangible asset impairment	—	—
Adjusted depreciation and amortization	$151.9	$139.3

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	September 30, 2023	October 1, 2022
Net Sales
North America	$7,231.2	$6,675.5
Europe and Africa	6,438.9	5,124.7
Asia	3,271.1	3,089.0
South America	684.5	631.4
Total	$17,625.7	$15,520.6

Content per Vehicle [1]
North America	$605	$621
Europe and Africa	$478	$434

Free Cash Flow [2]
Net cash provided by operating activities	$679.6	$484.2
Settlement of accounts payable in conjunction with acquisition of IGB	15.4	—
Capital expenditures	(433.3)	(442.9)
Free cash flow	$261.7	$41.3

Core Operating Earnings [2]
Net income attributable to Lear	$445.2	$210.2
Interest expense	76.1	74.6
Other expense, net	39.0	59.8
Income taxes	134.1	85.6
Equity in net income of affiliates	(36.2)	(21.0)
Net income attributable to noncontrolling interests	57.5	61.2
Restructuring costs and other special items -
Costs related to restructuring actions	96.9	93.5
Acquisition costs	0.9	9.6
Acquisition-related inventory fair value adjustment	1.8	1.1
Impairments related to Russian operations	1.5	19.9
Intangible asset impairment	1.9	8.9
(Insurance recoveries) costs related to typhoon in the Philippines, net	(3.3)	3.9
Other	16.9	(1.6)
Core operating earnings	$832.3	$605.7

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	September 30, 2023	October 1, 2022
Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$445.2	$210.2
Restructuring costs and other special items -
Costs related to restructuring actions	96.9	93.5
Acquisition costs	0.9	9.6
Acquisition-related inventory fair value adjustment	1.8	1.1
Other acquisition-related costs	—	10.6
Impairments related to Russian operations	1.5	19.9
Intangible asset impairment	1.9	8.9
(Insurance recoveries) costs related to typhoon in the Philippines, net	(7.3)	3.9
Foreign exchange (gains) losses due to foreign exchange rate volatility related to Russia	(2.7)	14.5
Loss related to affiliate	5.0	—
Other	14.6	11.2
Tax impact of special items and other net tax adjustments [3]	(24.5)	(28.4)
Adjusted net income attributable to Lear	$533.3	$355.0

Weighted average number of diluted shares outstanding	59.3	60.0

Diluted net income per share available to Lear common stockholders	$7.50	$3.50

Adjusted earnings per share	$8.99	$5.91

Adjusted Depreciation and Amortization [2]
Depreciation and amortization	$450.3	$434.3
Less - Intangible asset impairment	1.9	8.9
Adjusted depreciation and amortization	$448.4	$425.4

Diluted Shares Outstanding at End of Period [4]	58,746,353	59,653,949

[1] Content per Vehicle for 2022 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[4] Calculated using stock price at end of quarter.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	September 30, 2023	October 1, 2022
Adjusted Segment Earnings

Seating
Net sales	$4,284.9	$3,887.8

Segment earnings	$244.7	$222.6
Restructuring costs and other special items -
Costs related to restructuring actions	28.5	12.0
Impairments related to Russian operations	0.4	19.9
Other	1.3	0.3
Adjusted segment earnings	$274.9	$254.8

Segment margins	5.7%	5.7%

Adjusted segment margins	6.4%	6.6%

E-Systems
Net sales	$1,496.1	$1,353.4

Segment earnings	$60.4	$46.8
Restructuring and other special items -
Costs related to restructuring actions	19.5	6.5
Insurance recoveries related to typhoon in the Philippines, net of costs	(3.5)	(0.7)
Other	2.5	0.8
Adjusted segment earnings	$78.9	$53.4

Segment margins	4.0%	3.5%

Adjusted segment margins	5.3%	3.9%

Lear Corporation and Subsidiaries
Segment Supplemental Data
(continued)
(Unaudited; in millions, except margins)

	Nine Months Ended
	September 30, 2023	October 1, 2022
Adjusted Segment Earnings

Seating
Net sales	$13,206.0	$11,674.4

Segment earnings	$823.4	$636.6
Costs related to restructuring actions	65.8	47.5
Acquisition costs	—	0.1
Acquisition-related inventory fair value adjustment	1.8	1.1
Impairments related to Russian operations	1.5	19.9
Costs related to typhoon in the Philippines	—	0.1
Other	4.9	0.6
Adjusted segment earnings	$897.4	$705.9

Segment margins	6.2%	5.5%

Adjusted segment margins	6.8%	6.0%

E-Systems
Net sales	$4,419.7	$3,846.2

Segment earnings	$155.6	$64.7
Costs related to restructuring actions	29.9	40.9
Intangible asset impairment	1.9	8.9
(Insurance recoveries) costs related to typhoon in the Philippines, net	(3.6)	3.3
Other	7.3	1.8
Adjusted segment earnings	$191.1	$119.6

Segment margins	3.5%	1.7%

Adjusted segment margins	4.3%	3.1%